Exhibit 99.3

The Blackstone Group L.P. and Harbourmaster Capital (Holdings) Limited

Unaudited Pro Forma Condensed Combined Financial Statements

On January 5, 2012, The Blackstone Group L.P. (“Blackstone”) completed its previously announced acquisition of all of the outstanding share capital of Harbourmaster Capital (Holdings) Limited (“Harbourmaster”), an Island of Jersey entity, in accordance with the sale and purchase agreement entered into on October 6, 2011, for consideration consisting of cash (the “Acquisition”). The unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined statement of financial condition are based upon the historical consolidated financial statements of Blackstone and Harbourmaster after giving effect to the Acquisition, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The historical consolidated financial statements of Harbourmaster were prepared in conformity with accounting principles generally accepted in the United Kingdom (“U.K. GAAP”), which differs in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”). Necessary adjustments have been made to reconcile the historical consolidated financial statements of Harbourmaster to U.S. GAAP. These adjustments relate primarily to differences such as the consolidation of variable interest entities and accounting for investments.

The unaudited pro forma condensed combined statement of financial condition as of June 30, 2011 set forth below gives effect to the acquisition of Harbourmaster as if the transaction had occurred at June 30, 2011.

The unaudited pro forma condensed combined statements of operations and explanatory notes of Blackstone set forth below for the year ended December 31, 2010 and for the six months ended June 30, 2011 give effect to the acquisition of Harbourmaster, accounted for as a purchase business combination, as if the acquisition had occurred on January 1, 2010.

The unaudited pro forma condensed combined statements of operations are provided for informational purposes only and do not purport to reflect the results of Blackstone’s operations had the transaction actually been consummated on January 1, 2010. Blackstone has made, in its opinion, all adjustments that are necessary to present fairly the pro forma financial data. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had Blackstone and Harbourmaster filed consolidated income tax returns during the periods presented.

The purchase accounting adjustments reflected in these unaudited pro forma condensed combined financial statements are based on estimates and assumptions and therefore are subject to revision. Harbourmaster’s financial statement balances as of the January 5, 2012 closing may be significantly different than the June 30, 2011 balances used solely for the purposes of developing this pro forma information. In addition, as Blackstone’s management receives additional information its analysis of the fair value measurements of certain acquired assets and assumed liabilities could be materially different.

THE BLACKSTONE GROUP L.P.

Unaudited Pro Forma Condensed Combined Statement of Financial Condition

June 30, 2011

(Dollars in Thousands)

		Harbourmaster
	Blackstone	U.K. GAAP	U.S. GAAP Adjustments (a)	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and Cash Equivalents	$434,803	$70,650	$—	$(227,022	)(b) (e) (f)	$278,431
Cash Held by Blackstone Funds and Other	996,666	—	423,273	—		1,419,939
Investments	15,319,002	10,632	4,418,210	(6,355	)(e)	19,741,489
Accounts Receivable	528,960	—	8,815	—		537,775
Reverse Repurchase Agreements	93,975	—	—	—		93,975
Due from Affiliates	756,056	5,730	(5,071)	2,700	(d)	759,415
Intangible Assets, Net	720,134	—	—	142,221	(b)	862,355
Goodwill	1,703,602	—	—	—		1,703,602
Other Assets	339,986	323	132,284	17,398	(b)	489,991
Deferred Tax Assets	1,437,947	—	—	—		1,437,947

Total Assets	$22,331,131	$87,335	$4,977,511	$(71,058)		$27,324,919

Liabilities and Partners’ Capital
Loans Payable	$9,300,142	$1,333	$3,616,097	$(1,333	)(f)	$12,916,239
Due to Affiliates	1,881,290	—	1,041	—		1,882,331
Accrued Compensation and Benefits	980,558	—	—	—		980,558
Securities Sold, Not Yet Purchased	74,897	—	—	—		74,897
Repurchase Agreements	77,198	—	—	—		77,198
Accounts Payable, Accrued Expenses and Other Liabilities	735,814	135	328,679	19,512	(b) (h)	1,084,140

Total Liabilities	13,049,899	1,468	3,945,817	18,179		17,015,363

Redeemable Non-Controlling Interests in Consolidated Entities	775,185	—	—	—		775,185

Partners’ Capital
Partners’ Capital	4,391,399	85,867	—	(89,237	)(b) (d) (h)	4,388,029
Appropriated Partners’ Capital	211,758	—	1,031,520	—		1,243,278
Accumulated Other Comprehensive Income	2,630	—	—	—		2,630
Non-Controlling Interests in Consolidated Entities	1,175,984	—	174	—		1,176,158
Non-Controlling Interests in Blackstone Holdings	2,724,276	—	—	—		2,724,276

Total Partners’ Capital	8,506,047	85,867	1,031,694	(89,237)		9,534,371

Total Liabilities and Partners’ Capital	$22,331,131	$87,335	$4,977,511	$(71,058)		$27,324,919

See notes to unaudited pro forma condensed combined financial statements.

THE BLACKSTONE GROUP L.P.

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2011

(Dollars in Thousands, Except Unit and Per Unit Data)

		Harbourmaster
	Blackstone	U.K. GAAP	U.S. GAAP Adjustments (a)	Pro Forma Adjustments		Pro Forma Combined
Revenues
Management and Advisory Fees	$910,778	$35,990	$(15,959)	$2,597	(d)	$933,406

Performance Fees
Realized	157,966	—	—	—		157,966
Unrealized	1,122,889	—	2,301	—		1,125,190

Total Performance Fees	1,280,855	—	2,301	—		1,283,156

Investment Income (Loss)
Realized	32,086	—	—	—		32,086
Unrealized	216,106	—	—	—		216,106

Total Investment Income (Loss)	248,192	—	—	—		248,192

Interest and Dividend Revenue	18,338	151	—	—		18,489
Other	3,387	11,333	(5,497)	—		9,223

Total Revenues	2,461,550	47,474	(19,155)	2,597		2,492,466

Expenses
Compensation and Benefits
Compensation	1,358,915	2,412	—	(574	)(c)	1,360,753
Performance Fee Compensation
Realized	42,255	—	—	—		42,255
Unrealized	280,623	—	—	—		280,623

Total Compensation and Benefits	1,681,793	2,412	—	(574)		1,683,631
General, Administrative and Other	255,504	1,938	—	14,381	(g)	271,823
Interest Expense	27,988	14	—	—		28,002
Fund Expenses	10,410	—	10,569	—		20,979

Total Expenses	1,975,695	4,364	10,569	13,807		2,004,435

Other Income
Net Gains (Losses) from Fund Investment Activities	(119,845)	—	(56,619)	—		(176,464)

Income (Loss) Before Provision (Benefit) for Taxes	366,010	43,110	(86,343)	(11,210)		311,567
Provision (Benefit) for Taxes	103,049	(36)	—	—	(i)	103,013

Net Income (Loss)	262,961	43,146	(86,343)	(11,210)		208,554
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	21,885	—	—	—		21,885
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	(185,489)	—	(83,756)	—		(269,245)
Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	297,624	—	—	17,199	(j)	314,823

Net Income (Loss) Attributable to The Blackstone Group L.P.	$128,941	$43,146	$(2,587)	$(28,409)		$141,091

Net Income (Loss) Per Common Unit—Basic (k)	$0.28					$0.31

Net Income (Loss) Per Common Unit—Diluted (k)	$0.28					$0.30

Weighted-Average Common Units Outstanding—Basic	462,094,878					462,094,878

Weighted-Average Common Units Outstanding—Diluted	468,618,734					468,618,734

See notes to unaudited pro forma condensed combined financial statements.

THE BLACKSTONE GROUP L.P.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2010

(Dollars in Thousands, Except Unit and Per Unit Data)

		Harbourmaster
	Blackstone	U.K. GAAP	U.S. GAAP Adjustments (a)	Pro Forma Adjustments		Pro Forma Combined
Revenues
Management and Advisory Fees	$1,584,748	$74,826	$(31,061)	$2,748	(d)	$1,631,261

Performance Fees
Realized	366,721	—	—	—		366,721
Unrealized	571,113	—	1,495	—		572,608

Total Performance Fees	937,834	—	1,495	—		939,329

Investment Income (Loss)
Realized	29,157	281	—	—		29,438
Unrealized	532,004	4,190	—	—		536,194

Total Investment Income (Loss)	561,161	4,471	—	—		565,632

Interest and Dividend Revenue	36,218	195	—	—		36,413
Other	(619)	21,908	(10,591)	—		10,698

Total Revenues	3,119,342	101,400	(40,157)	2,748		3,183,333

Expenses
Compensation and Benefits
Compensation	3,253,226	7,839	—	(1,454	)(c)	3,259,611
Performance Fee Compensation
Realized	128,316	—	—	—		128,316
Unrealized	228,647	—	—	—		228,647

Total Compensation and Benefits	3,610,189	7,839	—	(1,454)		3,616,574
General, Administrative and Other	466,358	3,943	—	28,762	(g)	499,063
Interest Expense	41,229	29	—	—		41,258
Fund Expenses	26,214	—	21,981	—		48,195

Total Expenses	4,143,990	11,811	21,981	27,308		4,205,090

Other Income
Net Gains (Losses) from Fund Investment Activities	501,994	—	7,715	—		509,709

Income (Loss) Before Provision for Taxes	(522,654)	89,589	(54,423)	(24,560)		(512,048)
Provision for Taxes	84,669	151	—	—	(i)	84,820

Net Income (Loss)	(607,323)	89,438	(54,423)	(24,560)		(596,868)
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	84,837	—	—	—		84,837
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	346,312	—	(56,733)	—		289,579
Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	(668,444)	—	—	45,218	(j)	(623,226)

Net Income (Loss) Attributable to The Blackstone Group L.P.	$(370,028)	$89,438	$2,310	$(69,778)		$(348,058)

Net Income (Loss) Per Common Unit—Basic and Diluted (k)	$(1.02)					$(0.96)

Weighted-Average Common Units Outstanding—Basic and Diluted	364,021,369					364,021,369

See notes to unaudited pro forma condensed combined financial statements.

THE BLACKSTONE GROUP L.P.

Notes to Unaudited Pro Forma Condensed Combined Financial Statement

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

1.     Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statement of financial condition as of June 30, 2011 illustrates the effect of the Acquisition as if it had been completed on June 30, 2011. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2011 and the year ended December 31, 2010, illustrates the effect of the acquisition as if it had been completed on January 1, 2010.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable, and with respect to the statement of operations, expected to have a continuing impact on the combined results.

This unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma financial information,

•

the separate historical financial statements of Blackstone as of and for the year ended December 31, 2010 and the related notes thereto included in Blackstone’s Annual Report on Form 10-K for the year ended December 31, 2010,

•

the separate historical financial statements of Blackstone as of and for the six months ended June 30, 2011 and the related notes thereto included in Blackstone’s Quarterly Report on Form 10-Q for the six months ended June 30, 2011,

•

the separate historical financial statements of Harbourmaster as of and for the year ended December 31, 2010 and the related notes thereto, included as Exhibit 99.1 in this document, which includes a description of the differences from U.K. GAAP to U.S. GAAP, and

•

the separate historical financial statements of Harbourmaster as of and for the six months ended June 30, 2011 and the related notes thereto, included as Exhibit 99.2 in this document, which includes a description of the differences from U.K. GAAP to U.S. GAAP.

The financial information for Harbourmaster as of June 30, 2011 and for the six months ended June 30, 2011 was derived from the unaudited accounting records of Harbourmaster after making adjustments to convert this financial information to U.S. GAAP and accounting policies consistent with that of Blackstone.

The financial statements of Harbourmaster were originally prepared using euros as the reporting currency. These financial statements, the related U.S. GAAP adjustments and the pro forma adjustments presented herein have been translated from euros to U.S. dollars using historic exchanges rates in accordance with U.S. GAAP accounting guidance. The exchange rates applicable to Harbourmaster during the periods presented are as follows:

		Euro/U.S. Dollar
June 30, 2011	Period End Spot Rate	$1.4465
Six Months Ended June 30, 2011	Average Spot Rate	$1.4032
Year Ended December 31, 2010	Average Spot Rate	$1.3257

Certain reclassifications and adjustments have been made to Harbourmaster’s historical balances in the unaudited pro forma condensed combined financial statements to conform to Blackstone’s presentation and accounting policies.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial statements were prepared in accordance with regulations of the Securities and Exchange Commission and should not be considered indicative of the financial

THE BLACKSTONE GROUP L.P.

Notes to Unaudited Pro Forma Condensed Combined Financial Statement

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

position or results of operations that would have occurred if the acquisition had been consummated on the dates indicated, nor are they indicative of the future financial position or results of operations of the combined company. There were no material transactions between Blackstone and Harbourmaster during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated. The unaudited pro forma adjustments are based on currently available information and certain assumptions that Blackstone believes is reasonable and supportable.

The transaction consummated by the Acquisition will be accounted for under U.S. GAAP guidance. The acquisition accounting is dependent upon certain valuations and other studies that are currently subject to finalization. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and may be revised as additional information becomes available and as additional analyses are performed. Differences between these preliminary estimates reflected in these unaudited condensed combined financial statements and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations, financial position and cash flows.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition or the costs to integrate the operations of Blackstone and Harbourmaster or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

2.     U.S. GAAP Adjustments for Harbourmaster

(a)	As mentioned in Note 1 “Basis of Pro Forma Presentation”, the historical financial statements of Harbourmaster have been prepared under U.K. GAAP. The adjustments in the column “U.S. GAAP Adjustments” serve to convert Harbourmaster’s historical financial statements from U.K. GAAP to U.S. GAAP. The nature of these adjustments are described in the notes to Harbourmaster’s financial statements included in Exhibits 99.1 and 99.2 to this document. The principal adjustments relate to the consolidation of variable interest entities (“VIEs”) and the treatment of other than temporary declines in the fair value of investments.

Harbourmaster serves as the investment manager for certain collateralized loan obligation (“CLO”) vehicles. These VIEs are not required to be consolidated under U.K. GAAP. Under U.S. GAAP, an analysis of each VIE is performed to determine if Harbourmaster is the primary beneficiary as defined in U.S. GAAP guidance. The U.S. GAAP adjustments consolidate those CLO vehicles which are VIEs where Harbourmaster has been evaluated as the primary beneficiary.

Harbourmaster held certain investments on which it had previously taken an impairment charge for an other than temporary decline in the fair value. During the year ended December 31, 2010, under U.K. GAAP, Harbourmaster reversed this impairment charge. Reversals of such charges are not permitted under U.S. GAAP. Accordingly, this reversal was removed from the U.S. GAAP statement of operations.

THE BLACKSTONE GROUP L.P.

Notes to Unaudited Pro Forma Condensed Combined Financial Statement

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

3.     Purchase Price and Pro Forma Adjustments

(b)	The following is a summary of the estimated fair values of assets acquired and liabilities assumed in this acquisition as reflected in the Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of June 30, 2011:

Purchase Price—Cash	$232,044

Fair Value of Assets Acquired and Liabilities Assumed
Assets
Cash	$75,072
Investments in CLOs	9,305
Accounts Receivable	9,329
Other Assets	17,651
Intangible Assets	142,221

253,578

Liabilities Assumed
Accounts Payable, Accrued Expenses and Other Liabilities	21,534

Net Assets Acquired	$232,044

In accordance with the sale and purchase agreement of the Acquisition, $32.5 million of the purchase consideration will be held in escrow for up to five years to secure warranty and indemnity obligations of the sellers. As such, the purchase price may be adjusted post-closing.

These pro forma adjustments resulted in a decrease to Cash and Cash Equivalents of $232,044, an increase in Intangible Assets of $142,221, an increase in Other Assets of $17,398, an increase to Accounts Payable, Accrued Expenses and Other Liabilities of $17,398 and a net decrease to Partners’ Capital of $89,823, on the Unaudited Pro Forma Condensed Combined Statement of Financial Condition.

(c)	Reflects compensation expense that is not expected to recur due to the termination of certain contractual arrangements as part of the closing of the Acquisition.

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
Compensation
Expenses not Expected to Recur	$574	$1,454

(d)	Reflects an adjustment for Harbourmaster to conform to Blackstone’s revenue recognition policy related to the management fees, and the related affiliated receivable, for the CLO vehicles for which Harbourmaster serves as the investment manager. Harbourmaster has historically elected to recognize management fees from the subordinated collateral on a cash basis when such fees are received while Blackstone has elected to recognize these fees on an accrual basis. This adjustment conforms Harbourmaster’s revenue recognition policy to Blackstone’s.

THE BLACKSTONE GROUP L.P.

Notes to Unaudited Pro Forma Condensed Combined Financial Statement

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

June 30, 2011
Due From Affiliates
Collateral Management Fee Recognition from Unconsolidated CLOs	$2,700

	Six Months Ended June 30, 2011	Year Ended December 31, 2010
Management and Advisory Fees
Collateral Management Fee Recognition from Unconsolidated CLOs	$2,597	$2,748

(e)	In accordance with the sale and purchase agreement of the Acquisition, certain assets and liabilities of Harbourmaster were excluded from the transaction and were sold or repaid prior to closing. This adjustment excludes the fair value of certain investments in the CLO funds that Harbourmaster had at June 30, 2011.

June 30, 2011
Investments
Investments in CLO Funds	$6,355

(f)	In accordance with the sale and purchase agreement of the Acquisition, certain assets and liabilities of Harbourmaster were excluded from the transaction and were sold or repaid prior to closing. This adjustment reflects the repayment of a credit facility in full prior to closing.

June 30, 2011
Loans Payable
Credit Facility	$1,333

(g)	Reflects amortization expenses related to the estimated intangible assets recognized in connection with the acquisition of Harbourmaster. As of June 30, 2011, the estimated fair value of Harbourmaster’s intangible assets is $142.2 million. Blackstone has determined to use straight-line amortization method for its intangible assets. The amortization expense related to these intangible assets is as follows:

		Estimated		Amortization Expense
	Estimated	Weighted
	Intangible	Average		Six Months
	Assets	Remaining		Ended	Year Ended
	Acquired	Useful Lives		June 30, 2011	December 31, 2010
General, Administrative and Other		(Years	)
Intangible Assets	$142,221	4.9		$14,381	$28,762

THE BLACKSTONE GROUP L.P.

Notes to Unaudited Pro Forma Condensed Combined Financial Statement

(All Dollars Are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

(h)	Represents estimated one time transaction costs of $2.1 million directly attributable to the acquisition of Harbourmaster.

(i)	During the periods presented, there were no pro forma incremental taxes resulting from the inclusion of Harboumaster in the combined results of Blackstone.

(j)	This allocates the Pro Forma Net Income (Loss) to Non-Controlling Interests in Blackstone Holdings based on the historical ownership percentages of 58.6% and 67.3% for the six months ended June 30, 2011 and year ended December 31, 2010, respectively.

(k)	Net Income (Loss) per Common Unit

Pro Forma Net Income (Loss) per Common Unit for the six months ended June 30, 2011 and the year ended December 31, 2010 have been calculated using the same weighted average number of common units outstanding used by Blackstone in its Net Income (Loss) per Common Unit calculations.